===============================================================================

                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                           SCHEDULE 14A INFORMATION
                   PROXY STATEMENT PURSUANT TO SECTION 14(a)
                    OF THE SECURITIES EXCHANGE ACT OF 1934
                              (AMENDMENT NO. __)

Filed by the Registrant  |X|
Filed by a Party other than the Registrant  [ ]
         Check the appropriate box:
         [ ]      Preliminary Proxy Statement
         [ ]      Confidential, For Use of the Commission Only (as permitted by
                  Rule 14a-6(e)(2))
         [ ]      Definitive Proxy Statement
         [X]      Definitive Additional Materials
         | |      Soliciting Material Pursuant to Rule 14a-12

                             Post Properties, Inc.
               (Name of Registrant as Specified in Its Charter)


   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
|X|   No fee required.
[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
      (1) Title of each class of securities to which transaction applies:
      (2) Aggregate number of securities to which transaction applies:
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
      (4) Proposed maximum aggregate value of transaction: (5) Total fee paid:
[ ]   Fee paid previously with preliminary materials.
[ ]   Check box if any part of the fee is offset as provided by Exchange
      Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
      (1) Amount Previously Paid:
      (2) Form, Schedule or Registration Statement No.:
      (3) Filing Party:
      (4) Date Filed:

                             [POST PROPERTIES LOGO]

For Immediate Release


Contact:        Judith Wilkinson/Nina Covalesky                   PRESS RELEASE
                Joele Frank, Wilkinson Brimmer Katcher
                (212) 355-4449

          Post Properties Comments on John Williams' Latest Statements

ATLANTA, May 15, 2003 - Post Properties, Inc. (NYSE: PPS), an Atlanta-based real estate investment trust, today issued the following statement in response to John Williams' press release dated May 15, 2003:

           Mr. Williams' statement that he would resign from the Post board if his slate is elected is just another attempt to distance himself from his own proxy contest. Mr. Williams is desperately trying to hide behind the curtain - but his feet are still showing. He is still trying to control the Company with a Williams-dominated board and a Williams-designated CEO. We said weeks ago that this is the John Williams show from start to finish, and nothing has changed.

With regard to Mr. Lowenthal's revised compensation package, the Company noted that:

           Mr. Williams has already shown his true colors on corporate governance by originally agreeing to give his CEO designate 500,000 SARs at a price far below market. All he has done today is trade price - still below market - for a 75% increase in the number of SARs. In addition to the SARs, Mr. Lowenthal is still to receive a $750,000 base salary with a guaranteed minimum $750,000 bonus. He also will be given 100,000 shares of restricted stock and a very generous package of perks and benefits.

Nationwide, Post Properties owns approximately 30,078 apartment homes in 80 communities, including 859 units currently under development.


                                     -more-

Certain statements made in this release and other written or oral statements made by or on behalf of the Company may constitute "forward-looking statements" within the meaning of the federal securities laws. Statements regarding future events and developments and the Company's future performance, as well as management's expectations, beliefs, intentions, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. Management believes that these forward-looking statements are reasonable; however, you should not place undue reliance on such statements. These statements are based on current expectations and speak only as of the date of such statements. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information or otherwise. Important risk factors regarding the Company are included under the caption "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2002 and may be discussed in subsequent filings with the SEC.

                                       ###